Acura Pharmaceuticals Contact: Peter A. Clemens, SVP Investor Relations & CFO 847-705-7709
FOR IMMEDIATE RELEASE

ACURA PHARMACEUTICALS, INC. NAMES
GARTH BOEHM, Ph.D. VP OF MODIFIED RELEASE
DOSAGE FORM DEVELOPMENT

Palatine, IL, March 26, 2009: Acura Pharmaceuticals, Inc. (NASDAQ: ACUR) is pleased to announce that Garth Boehm, Ph.D. has been named Vice President, Modified Release Dosage Form Development.  Dr. Boehm, is currently employed as Vice President of Product Development at Actavis Pharmaceuticals and is expected to commence employment with Acura in May 2009.

Andy Reddick, Acura’s President and CEO said:  “We are delighted that Dr. Boehm will be joining our talented research, development, and senior management teams.  With more than 25 years of pharmaceutical experience, Garth is one of the industry’s most accomplished extended release (ER) dosage form development scientists.  He has authored or co-authored multiple issued and pending patent applications relating to ER dosage forms and abuse deterrent product formulations.  He was the primary driver in the formulation development and manufacturing scale-up of the leading marketed US brand of morphine sulfate ER capsules and co-inventor of the technology utilized in morphine sulfate and naltrexone HCl ER capsules, a product intended to be abuse deterrent, currently pending FDA approval.  Dr. Boehm has been an advisor to the FDA regarding complex product content uniformity issues and over the years been responsible in leadership roles for a wide array of scientific disciplines including product formulation and development, quality assurance and quality control.  Garth and his scientific teams have been responsible for dozens of US regulatory submissions and subsequent FDA approvals for brand and generic products.  In his role at Acura as Vice President of Modified Dosage Form Development, Dr. Boehm will report directly to me and work closely with Al Brzeczko, Ph.D., Acura’s Vice President of Technical Affairs.  We look forward to working with Dr. Boehm as we remain intensely focused on developing a broad array of proprietary products with unique abuse deterrent features and benefits.”

About Acura Pharmaceuticals, Inc.

Acura Pharmaceuticals, Inc. is a specialty pharmaceutical company engaged in research, development and manufacture of innovative Aversion® (abuse deterrent) Technology and related product candidates.

About Forward Looking Statements

Certain statements in this press release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  When used in this press release, the words "estimate," "project," "anticipate," "expect," "intend," "believe," and similar expressions are intended to identify forward-looking statements.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. The most significant of such factors include, but are not limited to, our ability, or the ability of other pharmaceutical companies, to whom we may license our technology and/or product candidates, to obtain necessary regulatory approvals and commercialize products utilizing our proprietary technologies, the ability to avoid infringement of patents, trademarks and other proprietary rights of third parties, and the ability to fulfill the U.S. Food and Drug Administration’s (“FDA”) requirements for approving our product candidates for commercial manufacturing and distribution in the United States, including, without limitation, the adequacy of the results of the laboratory and clinical studies completed to date and the results of other laboratory and clinical studies, to support FDA approval of our product candidates, the adequacy of the development program for our product candidates, changes in regulatory requirements, adverse safety findings relating to our product candidates, the unpredictability of the duration and results of FDA review of filings made with the FDA relating to our product candidates, the risk that the FDA may not agree with our analysis of our clinical studies and may evaluate the results of these studies by different methods or conclude that the results of the studies are not statistically significant, clinically meaningful or that there were human errors in the conduct of the studies, the risk that further studies of our product candidates are not positive or otherwise do not support FDA approval or commercially viable product labeling, and the uncertainties inherent in scientific research, drug development, clinical trials and the regulatory approval process.  Other important factors that may also affect future results include, but are not limited to: our ability to attract and retain highly skilled personnel; our ability to timely submit regulatory filings with the FDA; our ability to secure and protect our patents, trademarks and proprietary rights; litigation or regulatory action that could require us to pay significant damages or change the way we conduct our business; our ability to compete successfully against current and future competitors; our dependence on third-party suppliers of raw materials; our ability to secure U.S. Drug Enforcement Administration ("DEA") quotas and source the active ingredients of our products in development; difficulties or delays in clinical trials for our product candidate or in the commercial manufacture and supply of our products; and other risks and uncertainties detailed in our 2008 Form 10-K filed with the Securities and Exchange Commission (SEC)  You are encouraged to review other important risk factors on our web site at www.acurapharm.com under the link, “Company Risk Factors” and detailed in our filings with the SEC.  We assume no obligation to update any forward-looking statements as a result of new information or future events or developments. Our press releases may be reviewed at www.acurapharm.com.